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                                                                   EXHIBIT 21.01

                 SUBSIDIARIES OF MARTIN MARIETTA MATERIALS, INC.
                              as of March 12, 1999

Name of Subsidiary                                                                  Percent Owned
------------------                                                                  -------------
Alamo Gulf Coast Railroad Company, a Texas corporation                                 99.5%(1)

American Aggregates Asset Management Corp., a Delaware corporation                      100%(2)

American Aggregates Corporation, a Delaware corporation                                 100%

American Stone Company, a North Carolina corporation                                     50%(3)

Bahama Rock Limited, a Bahamas corporation                                              100%

Bayou Mining, Inc., a Louisiana corporation                                             100%

Central Rock Company, a North Carolina corporation                                      100%

Eastside Development Limited Partnership, a Texas limited partnership                    99%(4)

Fredonia Valley Railroad, Inc., a Delaware corporation                                  100%

Martin Marietta Aggregates of Arkansas, Inc., a Delaware corporation                    100%

Martin Marietta Aggregates of Iowa, Inc., an Iowa corporation                           100%

Martin Marietta Aggregates of Southern Iowa, Inc., an Iowa corporation                  100%

Martin Marietta Composites, Inc., a Delaware corporation                                100%

Martin Marietta Exports, Inc., a Barbados corporation                                   100%

Martin Marietta Magnesia Specialties Inc., a Delaware corporation                       100%

Martin Marietta Materials Asset Management Corp., a Delaware corporation                100%

Martin Marietta Materials Canada Limited, a Nova Scotia, Canada corporation             100%

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(1) Alamo Gulf Coast Railroad Company is owned by Martin Marietta Materials
Southwest, Inc. (99.5%) and certain individuals (0.5%).
(2) American Aggregates Asset Management Corp. is a wholly-owned subsidiary of American Aggregates Corporation.
(3) Central Rock Company, a wholly-owned subsidiary of the Company, owns a 50% interest in American Stone Company.
(4) Eastside Development Limited Partnership is owned by Martin Marietta Materials Southwest, Inc. (99%) and Redland Development Company (1%), a wholly-owned subsidiary of Martin Marietta Materials Southwest, Inc.


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
Martin Marietta Materials de Mexico, S.A. de C.V., a Mexican corporation                100%(5)

Martin Marietta Materials Southwest Asset Management Corp.,
       a Delaware corporation                                                           100%(6)

Martin Marietta Materials Southwest, Inc., a Texas corporation                          100%

Martin Marietta Technologies Corp., a Delaware corporation                              100%

Mid-State Construction & Materials, Inc., an Arkansas corporation                       100%

OK Sand & Gravel, LLC, a Delaware limited liability company                              99%(7)

R&S Sand & Gravel, LLC, a Delaware limited liability company                             99%(8)

Redland Development Company, a Texas corporation                                        100%(9)

Redland Park Development Limited Partnership, a Texas limited partnership              87.5%(10)

Redland Stone Development Company, a Texas corporation                                  100%(11)

Superior Stone Company, a North Carolina corporation                                    100%

Theodore Holding, LLC, a Delaware limited liability company                              51%(12)

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(5) Martin Marietta Materials de Mexico, S.A. de C.V. is owned by Martin
Marietta Magnesia Specialties Inc. (99%) and Martin Marietta Materials, Inc.
(1%).
(6) Martin Marietta Materials Southwest Asset Management Corp. is a wholly-owned subsidiary of Martin Marietta Materials Southwest, Inc.
(7) Martin Marietta Materials, Inc. is the manager of and owns a 99% interest in OK Sand & Gravel, LLC.
(8) Martin Marietta Materials, Inc. is the manager of and owns a 99% interest in R&S Sand & Gravel, Inc.
(9) Redland Development Company is a wholly-owned subsidiary of Martin Marietta Materials Southwest, Inc.
(10) Redland Park Development Limited Partnership is owned 87.5% by Martin Marietta Materials Southwest, Inc. directly and through its subsidiaries and 12.5% by Quarry, Inc., an unaffiliated corporation.
(11) Redland Stone Development Company is a wholly-owned subsidiary of Martin Marietta Materials Southwest, Inc.
(12) Superior Stone Company, a wholly-owned subsidiary of the Company, is the manager of and owns a 51% interest in Theodore Holding, LLC.




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